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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related prospectuses pertaining to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan of our report dated February 8, 2002, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                           /s/ ERNST & YOUNG LLP


San Diego, California
June 6, 2002